Exhibit 99.1

FY 2017 FOURTH QUARTER EARNINGS

ADIENT

November 2, 2017

Adient's Q4 results solidify a strong FY17; positive momentum reflected in FY18 outlook

- Q4 GAAP net income and EPS diluted increased to $344M and $3.67, respectively; Q4 adjusted-EPS diluted up 9% to $2.34
- Q4 Adjusted-EBIT expanded to $296M (margin of 7.4%)
- Cash and cash equivalents of $709M at Sept. 30, 2017
- Gross debt and net debt totaled $3,478M and $2,769M, respectively, at Sept. 30, 2017
- Consistent with Adient's mid-term plan, increased revenue, earnings and cash flow are expected in FY18

"Adient's strong performance in FY2017 demonstrates the company's strengthening market position and commitment to delivering earnings growth, margin expansion and cash generation. We enter FY2018 from a position of strength and are confident in our ability to build on our success."

R. Bruce McDonald,
Chairman and Chief Executive Officer

FY 2017 Q4 RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	$3,979M	$389M	$344M	$3.67
	ADJ. EBIT	ADJ. EBIT MARGIN	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$296M	7.4%	$219M	$2.34
vs. Q4 16	+3%	+10 bps	+8%	+9%

Adjusted results include certain pro forma adjustments for FY16. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

RECENT HIGHLIGHTS


FUTURiS

Completed in Q4 the acquisition of seating supplier Futuris Group. The acquisition is expected to accelerate revenue growth and earnings growth and add value for our shareholders.


ADNT
LISTED
NYSE
ADIENT

Reached an agreement to consolidate a seating joint venture in China; the action will have a positive impact on ADNT's consolidated financial results.



Showcased pioneering solutions at the International Motor Show in Frankfurt that address certain challenges associated with the evolution of mobility (autonomous, ride sharing).


THREE-YEAR SEATING BACKLOG
(UP 22% Y-O-Y)
2018
2019
2020

Adient's three-year seating backlog (FY2018-FY2020) increased 22% y-o-y to $3.0B.

ADIENT • FISCAL FOURTH QUARTER 2017 EARNINGS • 1

KEY OPERATING METRICS

	SALES					
	CONSOLIDATED	UNCONSOL. SEATING	UNCONSOL. INTERIORS	ADJ. EQUITY INCOME [a]	INTEREST EXPENSE [a]	ADJ. EFFECTIVE TAX RATE [a]
Q4 17	**$3,979M**	**$2,206M**	**$2,166M**	**$103M**	**$33M**	**10.3%**
Q4 16	$3,932M	$1,956M	$2,068M	$98M	$35M	10.3%
	Increase in sales driven by consolidation of China joint venture and foreign exchange	Strong growth continues, up 13% y-o-y	Up 5% adjusting for low margin cockpit sales	Up 5% y-o-y	In-line with company expectations	In-line with company expectations

a/ - On an adjusted basis including pro forma adjustments to Q4 2016. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

CASH FLOW & BALANCE SHEET

	Q4 17	Q4 16		9/30/17	9/30/16[a]
OPERATING CASH FLOW	$446M	$(1,478)M	CASH & CASH EQUIVALENTS	$709M	$550M
CAPITAL EXPENDITURES	$(160)M	$(125)M	TOTAL DEBT	$3,478M	$3,521
ADJ. FREE CASH FLOW	$286M	$(1,603)M	NET DEBT	$2,769M	$2,971
			NET LEVERAGE	1.73x	1.97x

a/ - Pro forma cash balance based on preliminary funding of Adient's opening cash balance on October 31, 2016; for non-GAAP and adjusted results which include certain pro forma adjustments for FY15 and FY16, see appendix for detail and reconciliation to U.S. GAAP.

"Creating value for Adient's shareholders is a top priority and our FY2018 financial goals are aligned with that commitment."

- Jeffrey Stafeil, Executive Vice President and Chief Financial Officer

FY 2018 OUTLOOK (EXCLUDES IMPACT OF AIRCRAFT SEATING BUSINESS)

- Revenue of $17.0 to $17.2 billion
- Adjusted EBIT of $1.28 to $1.33 billion
- Adjusted EBITDA of $1.70 to $1.75 billion
- Interest expense of ~$135 million
- Tax rate: ~11%
- Adjusted net income between $940 and $980 million
- Capital expenditures between $575 and $600 million
- Free cash flow ~$525 million

CONTACTS

MEDIA
GLEN PONCZAK
+1 414 220 8989
Glen.L.Ponczak@adient.com

INVESTORS
MARK OSWALD
+1 734 254 3372
Mark.A.Oswald@adient.com

ADIENT

Adient is a global leader in automotive seating. With 86,000 employees operating in 237 manufacturing/assembly plants in 33 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing – and into more than 50 million vehicles every year. For more information on Adient, please visit adient.com

ADIENT • FISCAL FOURTH QUARTER 2017 EARNINGS • 2

Cautionary Statement Regarding Forward-Looking Statements: Adient plc has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability of Adient to meet debt service requirements, the availability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on November 29, 2016 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. Use of Non-GAAP Financial Information: This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. ADIENT • FISCAL FOURTH QUARTER 2017 EARNINGS • 3

Appendix Page 1 Adient plc Condensed Consolidated Statements of Income (Unaudited) Three Months Ended September 30, Twelve Months Ended September 30, (in millions, except per share data) 2017 2016* 2017 2016* Net sales $ 3,979 $ 3,932 $ 16,213 $ 16,790 Cost of sales 3,671 3,567 14,805 15,181 Gross profit 308 365 1,408 1,609 Selling, general and administrative expenses 127 402 691 1,222 Restructuring and impairment costs 40 88 46 332 Equity income 248 93 522 344 Earnings before interest and income taxes 389 (32) 1,193 399 Net financing charges 33 14 132 22 Income before income taxes 356 (46) 1,061 377 Income tax provision (5) 812 99 1,839 Net income (loss) 361 (858) 962 (1,462) Income attributable to noncontrolling interests 17 23 85 84 Net income (loss) attributable to Adient $ 344 $ (881) $ 877 $ (1,546) Diluted earnings per share $ 3.67 $ (9.40) $ 9.34 $ (16.50) Shares outstanding at period end 93.1 93.7 93.1 93.7 Diluted weighted average shares 93.7 93.7 93.9 93.7 * Prior period results have been revised to adjust equity income for inappropriately capitalized engineering costs at one of our non-consolidated joint ventures and to adjust net sales and cost of sales to present certain components of a contract on a net basis. See note 4 for more information on these revisions.

Appendix Page 2 Adient plc Condensed Consolidated Statements of Financial Position (Unaudited) (in millions) September 30, 2017 September 30, 2016* Assets Cash and cash equivalents $ 709 $ 105 Restricted cash — 2,034 Accounts receivable - net 2,224 2,082 Inventories 735 660 Other current assets 831 810 Current assets 4,499 5,691 Property, plant and equipment - net 2,502 2,195 Goodwill 2,515 2,179 Other intangible assets - net 543 113 Investments in partially-owned affiliates 1,793 1,714 Other noncurrent assets 1,339 1,064 Total assets $ 13,191 $ 12,956 Liabilities and Shareholders' Equity Short-term debt $ 35 $ 79 Accounts payable and accrued expenses 3,402 3,206 Other current liabilities 888 975 Current liabilities 4,325 4,260 Long-term debt 3,443 3,442 Other noncurrent liabilities 782 913 Redeemable noncontrolling interests 28 34 Shareholders' equity attributable to Adient 4,300 4,176 Noncontrolling interests 313 131 Total liabilities and shareholders' equity $ 13,191 $ 12,956 * Amounts have been revised for ASU 2015-03 to reclassify debt issuance costs of $43 million from other non-current assets to long-term debt and to adjust our investment in partially-owned affiliates for inappropriately capitalized engineering costs at one of our non-consolidated joint ventures. See note 4 for more information on the correction of the the capitalized engineering matter.

Appendix
Page 3

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(in millions)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016*	Year Ended September 30, 2017	Year Ended September 30, 2016*
Operating Activities				
Net income (loss) attributable to Adient	$ 344	$ (881)	$ 877	$ (1,546)
Income attributable to noncontrolling interests	17	23	85	84
Net income (loss)	361	(858)	962	(1,462)
Adjustments to reconcile net income to cash provided (used) by operating activities:				
Depreciation	89	87	337	327
Amortization of intangibles	8	4	21	17
Pension and postretirement benefit (income) expense	(44)	111	(41)	113
Pension and postretirement contributions	(16)	—	(38)	(35)
Equity in earnings of partially-owned affiliates, net of dividends received	126	(25)	(91)	(145)
Gain on previously held interest	(151)	—	(151)	—
Deferred income taxes	(43)	(1,373)	(52)	(572)
Non-cash restructuring and impairment charges	—	46	—	87
Equity-based compensation	12	8	45	28
Other	(8)	(7)	(6)	(11)
Changes in assets and liabilities:				
Receivables	(51)	56	30	83
Inventories	(25)	33	(10)	49
Other assets	(35)	(131)	13	22
Restructuring reserves	(35)	(16)	(179)	73
Accounts payable and accrued liabilities	236	237	(113)	57
Accrued income taxes	22	350	19	335
Cash provided (used) by operating activities	446	(1,478)	746	(1,034)
Investing Activities				
Capital expenditures	(160)	(125)	(577)	(437)
Sale of property, plant and equipment	17	2	44	16
Acquisition of businesses, net of cash acquired	(247)	—	(247)	—
Business divestitures	—	—	—	18
Changes in long-term investments	(5)	(24)	(11)	(24)
Other	(2)	—	(4)	2
Cash provided (used) by investing activities	(397)	(147)	(795)	(425)
Financing Activities				
Net transfers from (to) Parent prior to separation	—	173	606	117
Cash transferred from former Parent post separation	—	—	315	—
Increase (decrease) in short-term debt	31	19	(7)	25
Increase in long-term debt	—	1,501	183	1,501
Repayment of long-term debt	(1)	(32)	(302)	(39)
Share repurchases	—	—	(40)	—
Cash dividends	(26)	—	(52)	—
Dividends paid to noncontrolling interests	(32)	(54)	(79)	(88)
Other	1	—	3	—
Cash provided (used) by financing activities	(27)	1,607	627	1,516
Effect of exchange rate changes on cash and cash equivalents	18	3	26	4
Increase (decrease) in cash and cash equivalents	$ 40	$ (15)	$ 604	$ 61

* Prior period results have been revised to adjust equity income for inappropriately capitalized engineering costs at one of our non-consolidated joint ventures. See note 4 for more information on this revision.

Appendix
Page 4

Footnotes

1. Segment Results

Adient evaluates the performance of its reportable segments using an adjusted EBIT metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, incremental "Becoming Adient" costs, separation costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization and other non-recurring items ("Adjusted EBIT"). Prior period information has been recast to the new performance metric. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Adient has two reportable segments for financial reporting purposes: Seating and Interiors.

- The Seating segment produces automotive seat metal structures and mechanisms, foam, trim, fabric and complete seat systems.
- The Interiors segment, derived from its global automotive interiors joint ventures, produces instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,	
(in millions)	**2017**	**2016**	**2017**	**2016**
Net Sales				
Seating	$ 3,979	$ 3,932	$ 16,213	$ 16,790
Total net sales	$ 3,979	$ 3,932	$ 16,213	$ 16,790

	Three Months Ended September 30,		Twelve Months Ended September 30,	
(in millions)	**2017**	**2016**	**2017**	**2016**
Adjusted EBIT				
Seating	$ 274	$ 269	$ 1,151	$ 1,091
Interiors	22	24	93	91
Becoming Adient costs (1)	(37)	—	(95)	—
Separation costs (2)	—	(115)	(10)	(369)
Restructuring and impairment costs (3)	(40)	(88)	(46)	(332)
Purchase accounting amortization (4)	(14)	(9)	(43)	(37)
Restructuring related charges (5)	(9)	(4)	(37)	(14)
Pension mark-to-market (6)	45	(110)	45	(110)
Gain on previously held interest (7)	151	—	151	—
Other items (8)	(3)	1	(16)	79
Earnings before interest and income taxes	389	(32)	1,193	399
Net financing charges	(33)	(14)	(132)	(22)
Income before income taxes	$ 356	$ (46)	$ 1,061	$ 377

Appendix Page 5 (1) Reflects incremental expenses associated with becoming an independent company. Includes non-cash costs of $17 million and $30 million in the three and twelve months ended September 30, 2017, respectively. (2) Reflects expenses associated with and incurred prior to the separation from the former Parent. (3) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. (4) Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. (5) Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. (6) Reflects net mark-to-market adjustments on pension and postretirement plans. (7) Adient amended the agreement with a seating joint venture in China, giving Adient control of the previously non- consolidated JV. Adient began consolidating in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income. (8) Fourth quarter of 2017 reflects $3 million of transaction costs associated with the acquisition of Futuris. The remaining balance for 2017 primarily consists of $12 million of initial funding of the Adient foundation. The 2016 amounts consist of a first quarter $13 million favorable commercial settlement, second quarter $22 million favorable settlements from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter $14 million favorable legal settlement. Also reflected is a multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent in the amount of $8 million, $7 million, $8 million and $1 million in the first, second, third and fourth quarters of 2016, respectively. 2. Earnings Per Share The following table reconciles the numerators and denominators used to calculate basic and diluted earnings per share: Three Months Ended September 30, Twelve Months Ended September 30, (in millions) 2017 2016 2017 2016 Income available to shareholders Net income (loss) attributable to Adient $ 344 $ (881) $ 877 $ (1,546) Basic and diluted income available to shareholders $ 344 $ (881) $ 877 $ (1,546) Weighted average shares outstanding Basic weighted average shares outstanding 93.1 93.7 93.5 93.7 Effect of dilutive securities: Stock options, unvested restricted stock and unvested performance share awards 0.6 — 0.4 — Diluted weighted average shares outstanding 93.7 93.7 93.9 93.7 Pro-forma adjusted diluted weighted average shares outstanding (1) n/a 93.8 n/a 93.8 (1) Pro-forma adjusted diluted weighted average shares outstanding includes the effect of dilutive securities that are excluded from reported diluted weighted average shares outstanding.

Appendix Page 6 3. Non-GAAP Measures Adjusted EBIT, Adjusted EBIT margin, Pro-forma adjusted EBIT, Pro-forma adjusted EBIT margin, Pro-forma adjusted EBITDA, Adjusted net income attributable to Adient, Pro-forma adjusted net income attributable to Adient, Adjusted effective tax rate, Pro-forma adjusted effective tax rate, Adjusted earnings per share, Pro-forma adjusted earnings per share, Adjusted equity income, Pro-forma adjusted net financing charges, Adjusted free cash flow, Net debt and Net leverage as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures may assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to FY 2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. • Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. General corporate and other overhead expenses are allocated to business segments in determining Adjusted EBIT. Adjusted EBIT margin is Adjusted EBIT as a percentage of net sales. • Pro-forma adjusted EBIT is defined as Adjusted EBIT excluding pro-forma IT dis-synergies as a result of higher stand- alone IT costs as compared to allocated IT costs under our former Parent. Pro-forma adjusted EBIT margin is Pro-forma adjusted EBIT as a percentage of net sales. • Pro-forma adjusted EBITDA is defined as Pro-forma adjusted EBIT excluding depreciation and stock based compensation. • Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, Becoming Adient/separation costs, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, and the tax impact of these items. • Pro-forma adjusted net income attributable to Adient is defined as Adjusted net income attributable to Adient excluding pro-forma IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under our former Parent, pro-forma interest expense that Adient would have incurred had it been a stand-alone company, the tax impact of these items and the pro-forma impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. • Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. • Pro-forma adjusted effective tax rate is defined as Pro-forma adjusted income tax provision as a percentage of Pro-forma adjusted income before income taxes. Pro-forma adjusted income tax provision includes the tax impact of the pro-forma IT dis-synergies and pro-forma interest expense, and the impact of the tax rate had Adient been operating as a stand- alone company domiciled in its current jurisdiction. • Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares. • Pro-forma adjusted earnings per share is defined as Pro-forma adjusted net income attributable to Adient divided by Pro- forma adjusted diluted weighted average shares. • Adjusted equity income is defined as equity income excluding amortization of intangible assets related to the YFAI joint venture and other unusual items including the gain on previously held interest and YFAI restructuring costs. • Pro-forma adjusted net financing charges are defined as net financing charges excluding interest expense that Adient would have incurred had it been a stand-alone company. • Adjusted free cash flow is defined as cash from operating activities plus payments from our former Parent (related to reimbursements for cash management actions and capital expenditures), less capital expenditures. • Net debt is calculated as gross debt less cash and cash equivalents. • Net leverage is calculated as net debt divided by the last twelve months of Pro-forma adjusted EBITDA.

Appendix Page 7 Summarized Income Statement Information Three Months Ended September 30, (in millions, except per share data) 2017 2016 As reported As adjusted As reported As adjusted* Net sales $ 3,979 $ 3,979 $ 3,932 $ 3,932 Equity income 248 103 93 98 Earnings before interest and income taxes 389 296 (32) 286 Net financing charges 33 33 14 35 Income before income taxes 356 263 (46) 251 Income tax provision (5) 27 812 26 Net income attributable to Adient 344 219 (881) 202 Diluted earnings per share 3.67 2.34 (9.40) 2.15 * Includes certain pro-forma adjustments as reflected in the reconciliation tables below. Twelve Months Ended September 30, (in millions, except per share data) 2017 2016 As reported As adjusted As reported As adjusted* Net sales $ 16,213 $ 16,213 $ 16,790 $ 16,790 Equity income 522 394 344 364 Earnings before interest and income taxes 1,193 1,244 399 1,156 Net financing charges 132 132 22 137 Income before income taxes 1,061 1,112 377 1,019 Income tax provision 99 149 1,839 137 Net income attributable to Adient 877 878 (1,546) 798 Diluted earnings per share 9.34 9.35 (16.50) 8.51 * Includes certain pro-forma adjustments as reflected in the reconciliation tables below. The following table reconciles equity income as reported to adjusted equity income: Three Months Ended September 30, Twelve Months Ended September 30, (in millions) 2017 2016 2017 2016 Equity income as reported $ 248 $ 93 $ 522 $ 344 Purchase accounting amortization (3) 6 5 22 20 Gain on previously held interest (6) (151) — (151) — YFAI restructuring — — 1 — Adjusted equity income $ 103 $ 98 $ 394 $ 364

Appendix
Page 8

The following table reconciles net income attributable to Adient to adjusted EBIT and pro-forma adjusted EBIT:

(in millions)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Twelve Months Ended September 30, 2017	Twelve Months Ended September 30, 2016
Net income attributable to Adient	$ 344	$ (881)	$ 877	$ (1,546)
Income attributable to noncontrolling interests	17	23	85	84
Income tax provision	(5)	812	99	1,839
Financing charges	33	14	132	22
Earnings before interest and income taxes	389	(32)	1,193	399
Becoming Adient [(1)]	37	—	95	—
Separation costs [(1)]	—	115	10	369
Restructuring and impairment costs [(2)]	40	88	46	332
Purchase accounting amortization [(3)]	14	9	43	37
Restructuring related charges [(4)]	9	4	37	14
Pension mark-to-market [(5)]	(45)	110	(45)	110
Gain on previously held interest [(6)]	(151)	—	(151)	—
Other items [(7)]	3	(1)	16	(79)
Adjusted EBIT	$ 296	293	$ 1,244	1,182
Pro-forma IT dis-synergies [(8)]		(7)		(26)
Pro-forma adjusted EBIT		$ 286		$ 1,156
Net sales	$ 3,979	$ 3,932	$ 16,213	$ 16,790
Adjusted EBIT (2017) and Pro-forma adjusted EBIT (2016)	$ 296	$ 286	$ 1,244	$ 1,156
Adjusted EBIT margin (2017) and Pro-forma adjusted EBIT margin (2016)	7.4%	7.3%	7.7%	6.9%
Adjusted EBIT/Pro-forma adjusted EBIT by segment:				
Seating (includes 2016 pro-forma IT dis-synergies)	$ 274	$ 262	$ 1,151	$ 1,065
Interiors	22	24	93	91
	$ 296	$ 286	$ 1,244	$ 1,156

The following table reconciles net financing charges as reported to pro-forma adjusted net financing charges:

(in millions)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Twelve Months Ended September 30, 2017	Twelve Months Ended September 30, 2016
Net financing charges as reported	$ 33	14	$ 132	$ 22
Pro-forma net financing charges [(8)]		21		115
Pro-forma adjusted net financing charges		$ 35		$ 137

Appendix
Page 9

The following table reconciles income before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended September 30,					
	2017			2016		
(in millions, except effective tax rate)	Income before income taxes	Tax impact	Effective tax rate	Income before income taxes	Tax impact	Effective tax rate
As reported	$ 356	$ (5)	-1.4%	$ (46)	$ 812	*
Adjustments, including 2016 pro-forma impacts	(93)	32	-34.4%	297	(786)	*
As adjusted	$ 263	$ 27	10.3%	$ 251	$ 26	10.3%

* Measure not meaningful.

	Twelve Months Ended September 30,					
	2017			2016		
(in millions, except effective tax rate)	Income before income taxes	Tax impact	Effective tax rate	Income before income taxes	Tax impact	Effective tax rate
As reported	$ 1,061	$ 99	9.3%	$ 377	$ 1,839	*
Adjustments, including 2016 pro-forma impacts	51	50	98.0%	642	(1,702)	*
As adjusted	$ 1,112	$ 149	13.4%	$ 1,019	$ 137	13.4%

* Measure not meaningful.

Appendix Page 10 The following table reconciles net income attributable to Adient to adjusted net income attributable to Adient and pro-forma adjusted net income attributable to Adient: Three Months Ended September 30, Twelve Months Ended September 30, (in millions) 2017 2016 2017 2016 Net income attributable to Adient $ 344 $ (881) $ 877 $ (1,546) Becoming Adient (1) 37 — 95 — Separation costs (1) — 115 10 369 Restructuring and impairment costs (2) 40 88 46 332 Purchase accounting amortization (3) 14 9 43 37 Restructuring related charges (4) 9 4 37 14 Pension mark-to-market (5) (45) 110 (45) 110 Gain on previously held interest (6) (151) — (151) — Other items (7) 3 (1) 16 (79) Tax impact of above adjustments and other tax items (32) 756 (50) 1,591 Adjusted net income attributable to Adient $ 219 200 $ 878 828 Pro-forma IT dis-synergies (8) (7) (26) Pro-forma net financing charges (8) (21) (115) Tax impact of above pro-forma adjustments 9 30 Pro-forma effective tax rate adjustment (8) 21 81 Pro-forma adjusted net income attributable to Adient $ 202 $ 798

Appendix
Page 11

The following table reconciles diluted earnings per share as reported to adjusted diluted earnings per share and pro-forma adjusted diluted earnings per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,	
	2017	2016	2017	2016
Diluted earnings per share as reported	$ 3.67	$ (9.40)	$ 9.34	$ (16.50)
Becoming Adient [1]	0.39	—	1.01	—
Separation costs [1]	—	1.23	0.11	3.94
Restructuring and impairment costs [2]	0.43	0.94	0.49	3.55
Purchase accounting amortization [3]	0.15	0.10	0.46	0.39
Restructuring related charges [4]	0.10	0.04	0.39	0.15
Pension mark-to-market [5]	(0.48)	1.17	(0.48)	1.17
Gain on previously held interest [6]	(1.61)	—	(1.61)	—
Other items [7]	0.03	(0.01)	0.17	(0.84)
Tax impact of above adjustments and other tax items	(0.34)	8.06	(0.53)	16.97
Adjusted diluted earnings per share	$ 2.34	2.13	$ 9.35	8.83
Pro-forma IT dis-synergies [8]		(0.07)		(0.28)
Pro-forma net financing charges [8]		(0.23)		(1.22)
Tax impact of above pro-forma adjustments		0.10		0.32
Pro-forma effective tax rate adjustment [8]		0.22		0.86
Pro-forma adjusted diluted earnings per share		$ 2.15		$ 8.51

The following table reconciles net income attributable to Adient to pro-forma adjusted EBITDA:

	Three Months Ended September 30,		Twelve Months Ended September 30,	
(in millions)	2017	2016	2017	2016
Net income (loss) attributable to Adient	$ 344	$ (881)	$ 877	$ (1,546)
Income attributable to noncontrolling interests	17	23	85	84
Income tax provision	(5)	812	99	1,839
Net financing charges	33	14	132	22
Becoming Adient [1]	37	—	95	—
Separation costs [1]	—	115	10	369
Restructuring and impairment costs [2]	40	88	46	332
Purchase accounting amortization [3]	14	9	43	37
Restructuring related charges [4]	9	4	37	14
Pension mark-to-market [5]	(45)	110	(45)	110
Gain on previously held interest [6]	(151)	—	(151)	—
Other items [7]	3	(1)	16	(79)
Stock based compensation [9]	6	8	29	28
Depreciation	88	87	332	327
Pro-forma IT dis-synergies [8]	n/a	(7)	n/a	(26)
Pro-forma adjusted EBITDA	$ 390	$ 381	$ 1,605	$ 1,511

Appendix Page 12 The following table presents net debt and net leverage ratio calculations: (in millions, except net leverage) September 30, 2017 September 30, 2016 Cash (10) $ 709 $ 550 Total debt (11) 3,478 3,521 Net debt $ 2,769 $ 2,971 Pro-forma adjusted EBITDA (last twelve months) $ 1,605 $ 1,511 Net leverage: 1.73 x 1.97 x The following table reconciles cash from operating activities to adjusted free cash flow: Three Months Ended September 30, Twelve Months Ended September 30, (in millions) 2017 2016 2017 2016 Operating cash flow $ 446 $ (1,478) $ 746 $ (1,034) Capital expenditures (160) (125) (577) (437) Cash from former Parent — — 315 — Adjusted free cash flow $ 286 $ (1,603) $ 484 $ (1,471) The following table reconciles adjusted EBITDA to free cash flow: Three Months Ended September 30, (in millions) 2017 Adjusted EBITDA $ 390 (-) Interest expense (33) (-) Taxes (16) (-) Restructuring (cash) (43) (+/-) Change in trade working capital 137 (+/-) Net equity in earnings 120 (+/-) Other (109) Operating cash flow $ 446 Capital expenditures (160) Adjusted free cash flow $ 286

Appendix Page 13 (1) Becoming Adient costs reflect incremental expenses associated with becoming an independent company. Separation costs reflect expenses associated with, and incurred prior to, the separation from the former Parent. Of the $37 million of Becoming Adient costs in the three months ended September 30, 2017, $19 million is included within cost of sales and $18 million is included within selling, general and administrative expenses. The $115 million of separation costs in in the three months ended September 30, 2016 is included within selling, general and administrative expenses. Of the $95 million of Becoming Adient costs in the twelve months ended September 30, 2017, $55 million is included within cost of sales and $40 million is included within selling, general and administrative expenses. The $10 million of separation costs in the twelve months ended September 30, 2017 is included within selling, general and administrative expenses. The $369 million of separation costs in the twelve months ended September 30, 2016 is included within selling, general and administrative expenses. (2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. (3) Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. Of the $14 million in the three months ended September 30, 2017, $6 million is included within equity income and $8 million is included within selling, general and administrative expenses. Of the $9 million in the three months ended September 30, 2016, $5 million is included within equity income and $4 million is included within selling, general and administrative expenses. Of the $43 million in the twelve months ended September 30, 2017, $22 million is included within equity income, $20 million is included within selling, general and administrative expenses and $1 million is included within cost of sales. Of the $37 million in the twelve months ended September 30, 2016, $20 million is included within equity income, $16 million is included within selling, general and administrative expenses and $1 million is included within cost of sales. (4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. Of the $9 million in the three months ended September 30, 2017, $7 million is included within cost of sales and $2 million is included within selling, general and administrative expenses. Of the $4 million in the three months ended September 30, 2016, $3 million is included within cost of sales and $1 million is included within selling, general and administrative expenses. Of the $37 million in the twelve months ended September 30, 2017, $34 million is included within cost of sales, $2 million is included within selling, general and administrative expenses and $1 million is included within equity income. Of the $14 million in the twelve months ended September 30, 2016, $13 million is included within cost of sales and $1 million is included within selling, general and administrative expenses. (5) Reflects net mark-to-market adjustments on pension and postretirement plans. Of the $45 million gain in fiscal 2017, $4 million is included within cost of sales and $41 million is included within selling, general and administrative expenses. Of the $110 million charge in fiscal 2016, $16 million is included within cost of sales and $94 million is included within selling, general and administrative expenses. (6) Adient amended the agreement with a seating joint venture in China, giving Adient control of the previously non- consolidated JV. Adient began consolidating in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income. (7) First quarter 2017 primarily consists of $12 million of initial funding of the Adient foundation. Fourth quarter of 2017 reflects $3 million of transaction costs associated with the acquisition of Futuris. Also reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlements from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement. Also reflected is a multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent in the amount of $8 million, $7 million, $8 million and $1 million in the first, second, third and fourth quarters of 2016, respectively. These amounts are included within selling, general and administrative expenses. (8) Pro-forma amounts include IT dis-synergies (within cost of sales) as a result of higher stand-alone IT costs as compared to allocated IT costs under our former Parent, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. (9) Stock based compensation excludes $2 million, $5 million, $3 million and $6 million of expense in the first, second, third and fourth quarters of 2017, respectively, which is included in Becoming Adient costs discussed above. (10) Cash at September 30, 2016 is pro-forma cash based on the preliminary funding of Adient's opening cash balance on October 31, 2016. (11) Total debt at September 30, 2016 has been revised to include debt issuance costs as a reduction of the carrying amount of the debt in accordance with ASU 2015-03, which was adopted retrospectively by Adient in Q1 2017.

Appendix
Page 14

4. Revisions to Previously Reported Amounts

Adient has revised previously reported results to adjust equity income from a non-consolidated joint venture related to engineering costs that were inappropriately capitalized. Adient has also revised previously reported net sales and cost of sales to present certain components of a contract on a net basis. Adient assessed the materiality of these misstatements on prior periods' financial statements in accordance with SEC Staff Accounting Bulletin ("SAB") No. 99, Materiality, codified in ASC 250 ("ASC 250"), Presentation of Financial Statements, and concluded that these misstatements were not material to any prior annual or interim periods. Accordingly, in accordance with ASC 250 (SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements), the consolidated financial statements as of and for the three and twelve months ended September 30, 2016, which are presented herein, have been revised. The following table illustrates the effect of these revisions on impacted line items in Adient's consolidated financial statements.

	Condensed Consolidated Statements of Income (Loss)					
	Three Months Ended September 30, 2016			Year Ended September 30, 2016		
(in millions, except per share data)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
Net sales	$ 3,944	$ (12)	$ 3,932	$ 16,837	$ (47)	$ 16,790
Cost of sales	3,579	(12)	3,567	15,228	(47)	15,181
Equity income	97	(4)	93	357	(13)	344
Earnings before interest and income taxes	(28)	(4)	(32)	412	(13)	399
Income before income taxes	(42)	(4)	(46)	390	(13)	377
Net income (loss)	(854)	(4)	(858)	(1,449)	(13)	(1,462)
Net income (loss) attributable to Adient	(877)	(4)	(881)	(1,533)	(13)	(1,546)
Earnings per share:						
Basic	$ (9.36)	$ (0.04)	$ (9.40)	$ (16.36)	$ (0.14)	$ (16.50)
Diluted	(9.36)	(0.04)	(9.40)	(16.36)	(0.14)	(16.50)

	Condensed Consolidated Statement of Financial Position		
	September 30, 2016		
(in millions)	As Reported	Adjustment	As Revised
Investments in partially-owned affiliates	$ 1,748	$ (34)	$ 1,714
Total assets	12,990	(34)	12,956
Shareholder's equity attributable to Adient	4,210	(34)	4,176
Total liabilities and invested equity	12,990	(34)	12,956

	Condensed Consolidated Statements of Cash Flows					
	Three Months Ended September 30, 2016			Year Ended September 30, 2016		
(in millions, except per share data)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
Equity in earnings of partially-owned affiliates, net of dividends received	$ (29)	$ 4	$ (25)	$ (158)	$ 13	$ (145)